Exhibit 99.2

LETTER OF TRANSMITTAL

Relating to Nirek Resources Inc.’s and Guardians of Gold Inc.’s offer to exchange (i) 197,456 shares of common stock of Guardians of Gold Inc. (“GOG”); (ii) 197,456 shares of common stock of Nirek Resources Inc. (“NRI”); (iii) 197,456 silver certificates issued by NRI for ten (10) grams of silver, deliverable by March 31, 2014 [Delivery of any or all of the silver is not guaranteed. There is a 40% likelihood that there will be a sufficient supply of silver by March 31, 2014.] (each a “Silver Certificate”) and (iv) 197,456 warrants issued by NRI, exercisable on or before April 8, 2011, each exercisable at a cost of $190.00 for ten (10) grams of gold, deliverable by March 31, 2014 [Delivery of any or all of the gold is not guaranteed. There is a 10% likelihood that there will be a sufficient supply of gold by March 31, 2014.] (each, an “NRI Warrant”) for shares of unrestricted common stock of Silver Dragon Resources Inc. (“SDRG”), at an exchange ratio of (a) one (1) share of GOG common stock; (b) one (1) share of NRI common stock; (c) one (1) Silver Certificate and (d) one (1) NRI Warrant for each one hundred (100) shares of SDRG common stock (collectively, the “Consideration” or the “Entitlements”).

SDRG shareholders must exchange their SDRG shares of common stock in lots of 100. Those SDRG shareholders who properly exchange their unrestricted SDRG common stock will receive four Entitlements, namely

1.	1 (one) share of common stock of GOG
2.	1 (one) share of common stock of NRI
3.	1 (one) Silver Certificate
4.	1 (one) NRI Warrant

SDRG shareholders may take up the exchange offer by following either Option One or Option Two below.

Option One (shares held by DTC for participating brokers)

Shareholders whose shares are held in DTC through their broker who is a DTC participant may simply submit instructions to DTC to deliver tendered securities on their behalf to the transfer agent as indicated below. DTC will then allocate the GOG shares of common stock and the NRI shares only (Entitlements 1. and 2. above).

The Letter of Transmittal, with Option One completed, should be personally delivered or mailed to: Heritage Transfer Agency Inc., 4 King Street West, Suite 1320, Toronto, Ontario, Canada M5H 1B6

The undersigned hereby requests that, upon completion of the offer to purchase shares of common stock of SDRG on the basis of the Consideration, shares representing the Entitlements 1. and 2. be issued in accordance with the terms of the offer. Note: DTC will not and cannot take any responsibility for the execution and delivery of Entitlements 3. and 4 above. Therefore each tendering shareholder must provide instructions below for mail delivery or pick up of the Silver Certificate and NRI Warrant.

OPTION ONE Delivery of Silver Certificate and NRI Warrant for DTC participant shareholders
(PLEASE PRINT BELOW in name of shareholder as tendered)
Number of SDRG shares tendered via DTC: ______ (must be in round lots of 100)
Mail or make available for delivery the Silver Certificate and the NRI Warrant (two entitlements) via one of the manners below:

Mail as follows to:
Name:____________________________________________

Address:__________________________________________

_________________________________________________	Zip Code_________________

Make available for pick-up at the office at 4 King Street West, Suite 1320, Toronto, Ontario, M5H 1B6 against a counter receipt, by:
Name:____________________________________________

Address:__________________________________________	Zip Code________________

IMPORTANT: THIS LETTER OF TRANSMITTAL MUST BE DATED & SIGNED

Dated:__________________ Signature of Shareholder:_________________

Print Name:________________________________

Option Two (shares held by a shareholder in their own name personally or at their broker)
The undersigned tenders his or her shares of SDRG common stock herewith and hereby requests that, upon completion of the offer to purchase shares of common stock of SDRG on the basis of the Consideration, all of the Entitlements be delivered per the manner specified in the box below.

The Letter of Transmittal, with Option Two completed, should be personally delivered or mailed to: Heritage Transfer Agency Inc., 4 King Street West, Suite 1320, Toronto, Ontario, Canada M5H 1B6

OPTION TWO (Stock held in shareholder’s name and tendered direct to Transfer agent)
Delivery of all Entitlements
(PLEASE PRINT BELOW in name of shareholder as tendered in preferred manner of delivery)

Number of SDRG shares tendered herewith ________ (must be in round lots of 100)

Mail as follows to:
Name:____________________________________________

Address:__________________________________________

_________________________________________________	Zip Code_________________

Make available for pick-up at the office at 4 King Street West, Suite 1320, Toronto, Ontario, M5H 1B6 against a counter receipt, by:
Name:____________________________________________

Address:__________________________________________	Zip Code________________

IMPORTANT: THIS LETTER OF TRANSMITTAL MUST BE DATED & SIGNED

Dated:__________________ Signature of Shareholder:_________________

Print Name:________________________________

INSTRUCTIONS

1.

Each holder of shares of common stock of the SDRG desiring to receive certificates representing the Consideration (Entitlements) must deliver this Letter of Transmittal, with Option One or Option Two completed and signed, to the address set out in Instruction 4 below.

2.

Each holder of shares of common stock of SDRG desiring to receive certificates representing the Consideration/Entitlements must fill in the delivery instructions and sign and date this Letter of Transmittal. For shareholders who are tendering direct to the Transfer Agent (Option Two), if the instructions are not completed, the new share certificates and other Entitlements may be mailed to the shareholder’s address recorded on the books of SDRG.

3.

Where this Letter of Transmittal is executed on behalf of a corporation, partnership or association or by any agent, executor, administrator, trustee, curator, guardian or any person acting in a representative capacity, this Letter of Transmittal must be accompanied by evidence of authority to act satisfactory to Heritage Transfer Agency Inc. (the “Transfer Agent”).

4.

For more information, questions, concerns, or comments, please contact the Transfer Agent, at telephone 416-364-9509, attention Moe Wortzman. Additional copies of this Letter of Transmittal may be obtained from the Transfer Agent at the following address:

Heritage Transfer Agency Inc. 4 King Street West. Suite 1320
Toronto, Ontario, Canada M5H 1B6